UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 29, 2019
Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.25 par value per share	K	New York Stock Exchange
1.750% Senior Notes due 2021	K 21	New York Stock Exchange
0.800% Senior Notes due 2022	K 22A	New York Stock Exchange
1.000% Senior Notes due 2024	K 24	New York Stock Exchange
1.250% Senior Notes due 2025	K 25	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act.	☐

Item 8.01. Other Events
As previously announced, on March 31, 2019, Kellogg Company (“Kellogg” or the “Company”) and Ferrero International S.A. (“Ferrero”) entered into a stock and asset purchase agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions, Ferrero agreed to acquire from Kellogg selected cookies, fruit and fruit-flavored snacks, pie crusts, and ice cream cones businesses (such transaction, the “Transaction”).
On July 29, 2019, the Company issued a press release announcing the completion of the Transaction. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.
The completion of the Transaction also satisfied the related condition to the Company’s previously announced cash tender offers for (1) any and all of its outstanding 4.150% Senior Notes due 2019 and (2) up to $500 million combined aggregate principal amount of its outstanding 4.000% Senior Notes due 2020, 3.250% Senior Notes due 2021, its 2.650% Senior Notes due 2023, and its 3.400% Senior Notes due 2027.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
Exhibit 99.1    Press Release dated July 29, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: July 29, 2019	/s/ Gary H. Pilnick
Name: Gary H. Pilnick
Title: Vice Chairman